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FORM 10-K EXHIBIT 21.1








Sanchez Software Limited,  a Delaware Corporation
Sanchez Computer Associates International, Inc., a Delaware Corporation Sanchez FSC, Inc. a Barbados Corporation
Sanchez Computer Associates - Polska Sp. z o.o.